Exhibit 32.02

CERTIFICATIONS

(Pursuant to 18 U.S.C. Section 1350)

I, Thomas M. Crowder, certify that, (i) the Form 10-Q filed by ECB Bancorp, Inc. (the “Issuer”) for the quarter ended September 30, 2012, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) the information contained in that Report fairly presents, in all material respects, the financial condition and results of operations of the Issuer on the dates and for the period presented therein.

Date: November 13, 2012	/s/ Thomas M. Crowder
Thomas M. Crowder
Executive Vice President and Chief Financial Officer